SUB-ITEM 77Q1(a)


                           SHORT-TERM INVESTMENTS CO.

                             ARTICLES SUPPLEMENTARY


         SHORT-TERM INVESTMENTS CO., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation, by resolutions duly adopted at a meeting duly called and held on December 12, 2000, has (a) increased the aggregate number of shares of stock which the Corporation shall have the authority to issue from Two Hundred Fifty Three Billion Nine Hundred Eighty Million (253,980,000,000) to Two Hundred Seventy Three Billion Nine Hundred Eighty Million (273,980,000,000), and (b) classified and designated such newly authorized shares (collectively, the "Shares") as shares of Liquid Assets Portfolio - Institutional Class. The Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as set forth in ARTICLE FIFTH, paragraph (b) of the Charter of the Corporation (the "Charter") and in any other provisions of the Charter relating to the stock of the Corporation generally.

         SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue Two Hundred Fifty Three Billion Nine Hundred Eighty Million (253,980,000,000) shares, $.001 par value per share, having an aggregate par value of $253,980,000, of which:


         (a) Twenty-two Billion Six Hundred Million (22,600,000,000) shares are classified as
                  Liquid Assets Portfolio - Cash Management Class, Seventy-seven Billion (77,000,000,000) shares are classified as Liquid Assets
                  Portfolio - Institutional Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Liquid Assets Portfolio - Personal Investment Class,
                  Eight Billion Three Hundred Million (8,300,000,000) shares are classified as
                  Liquid Assets Portfolio - Private Investment Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Liquid Assets Portfolio - Reserve Class, and
                  Eight Billion Nine Hundred Sixty Million (8,960,000,000) shares are classified as
                  Liquid Assets Portfolio - Resource Class;


         (b) Nineteen Billion Six Hundred Million (19,600,000,000) shares are classified as Prime Portfolio - Cash Management Class, Seventy-six Billion (76,000,000,000) shares are classified as Prime Portfolio - Institutional Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as

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                  Prime Portfolio - Personal Investment Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Prime Portfolio - Private Investment Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Prime Portfolio - Reserve Class and
                  Four Billion Six Hundred Twenty Million (4,620,000,000) shares are classified as
                  Prime Portfolio - Resource Class; and

         (c) Twenty Billion Four Hundred Million (20,400,000,000) shares are unclassified.

         THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue Two Hundred Seventy Eight Billion Nine Hundred Eighty Million (278,980,000,000) shares, $.001 par value per share, having an aggregate par value of $278,980,000, of which:


         (a) Twenty-two Billion Six Hundred Million (22,600,000,000) shares are classified as
                  Liquid Assets Portfolio - Cash Management Class, Ninety-seven Billion (97,000,000,000) shares are classified as Liquid Assets
                  Portfolio - Institutional Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Liquid Assets Portfolio - Personal Investment Class,
                  Eight Billion Three Hundred Million (8,300,000,000) shares are classified as
                  Liquid Assets Portfolio - Private Investment Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Liquid Assets Portfolio - Reserve Class, and
                  Eight Billion Nine Hundred Sixty Million (8,960,000,000) shares are classified as
                  Liquid Assets Portfolio - Resource Class;


         (b) Nineteen Billion Six Hundred Million (19,600,000,000) shares are classified as
                  Prime Portfolio - Cash Management Class,
                  Seventy-six Billion (76,000,000,000) shares are classified as Prime Portfolio -
                  Institutional Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Prime Portfolio - Personal Investment Class,
                  Eight Billion Three Hundred Million (8,300,000,000) shares are classified as
                  Prime Portfolio - Private Investment Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Prime Portfolio - Reserve Class and
                  Four Billion Six Hundred Twenty Million (4,620,000,000) shares are classified as
                  Prime Portfolio - Resource Class; and

         (c) Twenty Billion Four Hundred Million (20,400,000,000) shares are unclassified.

         FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

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         FIFTH: The total number of shares of capital stock that the Corporation had authority to issue immediately prior to the filing of these Articles Supplementary was increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         SIXTH: The Shares were classified by the Board of Directors of the Corporation under authority granted to it in ARTICLE FIFTH, paragraph (a) of the Charter.

         The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, SHORT-TERM INVESTMENTS CO. has caused these Articles Supplementary to be executed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on December  , 2000.
                                                                       --

                                              SHORT-TERM INVESTMENTS CO.
Witness:


/s/ Kathleen J. Pflueger                      By: /s/ Melville B. Cox
------------------------                          -----------------------
Assistant Secretary                                Vice President

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